Exhibit 10.6.3

PROGRAM SERVICES AGREEMENT

Between

ING Life Insurance and Annuity Company

and

ABA Retirement Funds

Purchase Order No. 3

This is Purchase Order No. 3 to the Program Services Agreement between ING Life Insurance and Annuity Company and ABA Retirement Funds (“ABA RF”) effective May 1, 2009 (the “Agreement”).

I.	Describe the Current Service Being Changed (If unrelated to any existing service, do not complete):

A.	This Purchase Order specifically addresses the modification of the Investment Options being offered on behalf of the Program.

II.	Describe the Reason for Making the Change:

A.	As part of Phase II of the investment structure enhancements, Northern Trust recommends adding new Investment Options to be implemented on or about August 15, 2010.

III.	The Proposed Change:

A.	Adding up to 3 new funds, terminating and mapping assets in the Balanced Fund to the Moderate Risk Fund.

B.	Attendance and preparation for project meetings (external) sessions from May 2010 through August 2010 for IPS Implementation Services and IT project personnel not otherwise part of the ABA RF Program Services Unit required by the Agreement (see Section VII for additional staffing details). Meetings consist of reviewing ING Best Practices, tracking requirements and Action Items Log.

C.	Development of business and functional design documents that highlight any areas requiring development based upon the findings from the project meeting sessions.

D.	Anticipated areas of development are IPS recordkeeping system, Voice Response Unit, Pweb (participant website) and all reports and forms provided to participants and sponsors showing the Investment Options. This includes updating over 4,000 Plan Profiles to reflect the new funds, downloads for Census reports and files and downloads to the AB70 subsystem and 5500 software.

IV.	Why the Change is Outside the Scope of the Current Agreement (or the Statement of Work):

A.	The total number of new investment options and timing of implementation were not defined when the current Agreement was executed.

Fee Schedule Changes (Including implementation costs and hourly rates, if applicable):

One-time Project Costs                                                         $95,000

VI.	Implementation Plan and Timetable:

Implementation of the potential new Investment Options on or about August 15, 2010.

VII.	Staffing For the Implementation and Ongoing Services:

There will be no additions to ongoing staffing levels. The project will be staffed with appropriate Implementation Services (project) Team personnel and IT personnel necessary to complete the changes outlined in Section III. Additionally, the project will be supported by dedicated employees within the ABA RF Program Services Unit.

Please see Attachment A which summarizes the project resources broken out by job type with total estimated project hours for each role. The resources are separated by project resources, for which the fee applies, and dedicated Program Services Unit resources, for which there is no additional cost.

VIII.	ABA RF Monitoring:

ABA Retirement Funds Staff will be invited to participate in regularly scheduled project meetings to monitor the progress of the project. At the completion of the project an accounting of the total hours spent will be provided.

VIII.	Miscellaneous:

Except as otherwise specifically provided herein, all other terms and conditions of the Agreement remain unchanged. All terms and conditions of this Purchase Order constitute an integral part of the Agreement following execution of the Purchase Order and are subject to all of the terms and conditions of the Agreement.

IN WITNESS WHEREOF, each of the parties hereto have had this Purchase Order executed by its duly authorized representative evidencing that party’s agreement to the terms and conditions contained herein, effective April 28, 2010.

ABA Retirement Funds		ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Diane J. Fuchs	By:	/s/ Beth Halberstadt

Name:	Diane J. Fuchs	Name:	Beth Halberstadt

Title:	President	Title:

Date:	March 18, 2010	Date:	April 28, 2010